Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of our report dated August 21, 2026, relating to the financial statements of OHB Pediatrics, Ltd. (the “Company”), appearing in the Annual Report on Form 10-K of the Company as of and for the period from September 16, 2024 (inception) to December 31, 2024. We also consent to the reference of our firm under the heading “Experts” in the registration statement.

/s/ Cherry Bekaert LLP

Nashville, Tennessee

September 25, 2026